                                    EXHIBIT 2
                                    ---------

                       DISCLAIMER OF BENEFICIAL OWNERSHP
                      ----------------------------------

Each of the undersigned disclaims beneficial ownership of the securities referred to in the Schedule 13G to which this exhibit is attached, and the filing of this Schedule 13G shall not be construed as an admission that any of the undersigned is, for the purpose of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, the beneficial owner of any securities covered by this Schedule 13G.

Date: February 14, 2000


                      SALOMON SMITH BARNEY HOLDINGS INC.



                      By: /s/ Howard M. Darmstadter
                         --------------------------------------------
                         Name:  Howard M. Darmstadter
                         Title:  Assistant Secretary



                      CITIGROUP INC.



                      By: /s/ Joan Caridi
                         --------------------------------------------
                         Name:  Joan Caridi
                         Title: Assistant Secretary